Exhibit 99.2

U.S. Physical Therapy, Inc.
Reconciliation of Non-GAAP Financial Measures - Adjusted EBITDA (1)
(In Thousands)

	Year Ended December 31,
Continuing Operations	2008	2007

Net revenues from continuing operations	$187,686	$151,686

Net income from continuing operations	10,004	8,815

Adjustments for continuing operations:
Depreciation & amortization	5,966	4,986
Interest, net (income) / expense	474	28
Minority interest in subsidiary limited partnerships	7,085	5,727
Equity/stock option expense	1,574	1,277
Provision for income taxes	6,505	5,465

Adjusted EBITDA from continuing operations before minority interests	31,608	26,298

Minority interests in subsidiary limited partnerships	(7,085)	(5,727)

Continuing operations Adjusted EBITDA	$24,523	$20,571

	Year Ended December 31,
Total Operations	2008	2007

Net revenues	$187,686	$151,751

Net income	10,004	8,738

Adjustments:
Depreciation & amortization	5,966	4,986
Interest, net (income) / expense	474	28
Minority interests in subsidiary limited partnerships	7,085	5,727
Equity/stock option expense	1,574	1,277
Provision for income taxes	6,505	5,465

Adjusted EBITDA before minority interests	31,608	26,221

Minority interests in subsidiary limited partnerships	(7,085)	(5,727)

Total Adjusted EBITDA	$24,523	$20,494

(1) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, and equity compensation expense.

U.S. Physical Therapy, Inc.
Reconciliation of Non-GAAP Financial Measures - Adjusted EBITDA (1)
(In Thousands)

	Quarter Ended December 31,
Continuing Operations	2008	2007

Net revenues from continuing operations	$47,814	$44,154

Net income from continuing operations	2,233	2,482

Adjustments for continuing operations:
Depreciation & amortization	1,520	1,456
Interest, net (income) / expense	111	145
Minority interest in subsidiary limited partnerships	1,853	1,576
Equity/stock option expense	417	341
Provision for income taxes	1,451	1,534

Adjusted EBITDA from continuing operations before minority interests	7,585	7,534

Minority interests in subsidiary limited partnerships	(1,853)	(1,576)

Continuing operations Adjusted EBITDA	$5,732	$5,958

	Quarter Ended December 31,
Total Operations	2008	2007

Net revenues	$47,814	$44,154

Net income	2,233	2,486

Adjustments:
Depreciation & amortization	1,520	1,456
Interest, net (income) / expense	111	145
Minority interests in subsidiary limited partnerships	1,853	1,576
Equity/stock option expense	417	341
Provision for income taxes	1,451	1,534

Adjusted EBITDA before minority interests	7,585	7,538

Minority interests in subsidiary limited partnerships	(1,853)	(1,576)

Total Adjusted EBITDA	$5,732	$5,962

(1) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, and equity compensation expense.